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                                                                    EXHIBIT 10.1

                           BANK OF THE OZARKS, INC.
                               STOCK OPTION PLAN

     1.   Purpose.  The purpose of the Stock Option Plan is to attract and
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retain the best available talent and encourage the highest level of performance by executive officers and key employees of Bank of the Ozarks, Inc. (the "Company") and its Subsidiaries (as defined) and to provide them with incentives to put forth maximum efforts for the success of the Company's business and to serve the best interests of the Company's stockholders. All options granted under the Plan are intended to be nonstatutory stock options.

     2.   Definitions.  The following capitalized terms, when used in the Plan,
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will have the following meanings:

          (a) "Act" means the Securities Exchange Act of 1934, as in effect from time to time.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (d) "Common Stock" means the common stock, par value $.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph 6.

          (e) "Compensation Committee" means the Compensation Committee which is a committee of the Board whose members are appointed by the Board from time to time. All of the members of the Compensation committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "Non-Employee Directors" within the meaning of Rule 16b-3; provided, however, that the failure of a member of such committee to so qualify shall not be deemed to invalidate any Stock Option granted by such committee.

          (f) "Date of Grant" means the date specified by the Compensation Committee or the Board, as applicable, on which a grant of Stock Options will become effective (which date will not be earlier than the date on which such committee or the Board takes action with respect thereto).

          (g) "Market Value per Share" means the fair market value per share of the Common Stock on the Date of Grant determined on the basis of the average of the highest asked price and the lowest reported bid price reported on The Nasdaq Stock Market Inc's. National Market; provided, however, that for purposes of any options granted on the effective date of the Company's initial public offering, Market Value Per Share shall mean the initial public offering price of the shares sold by the Company on such date.
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          (h) "Option Price" means the purchase price per share payable upon exercise of a Stock Option.

          (i) "Participant" means a person who is selected by the Compensation Committee or the Board, as applicable, to receive Stock Options under Paragraph 5 of the Plan and who is at that time an executive officer or other key employee of the Company or any Subsidiary.

          (j) "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

          (k) "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5.

          (l) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

     3.   Shares Available Under Plan.  The shares of Common Stock which may be
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issued under the Plan will not exceed in the aggregate 285,000 shares, subject to adjustment as provided in this Paragraph 3.

          (a) Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.

          (b) The shares available for issuance under the Plan also will be subject to adjustment as provided in Paragraph 6.

     4.   Individual Limitation on Stock Options.  The maximum aggregate number
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of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any calendar year will not exceed 35,000 shares.

     5.   Grants of Stock Options.  The Compensation Committee or the Board may
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from time to time authorize grants to any Participant of Stock Options upon such terms and conditions as such committee or the Board, as applicable, may determine in accordance with the provisions set forth below.

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

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          (c) Each grant will specify whether the Option Price will be payable
     (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Compensation Committee or Board, as applicable, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price,
     (iii) with the consent of the Compensation Committee or the Board, as applicable, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

          (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof will vest and become exercisable, and any grant may provide, for the earlier exercise of the Stock Options in the event of a change in control of the Company (as defined in the stock option agreement evidencing such grant or in any agreement referred to in such stock option agreement) or upon the occurrence of any other transaction or event deemed appropriate by the Compensation Committee.

          (f) Each Stock Option granted pursuant to this Paragraph 5 may be made subject to such transfer restrictions as the Compensation Committee or the Board, as applicable, may determine, including such restrictions as may be necessary to comply with applicable federal and state securities law.

          (g) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Compensation Committee or the Board, as applicable,) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as such committee or the Board, as applicable may approve.

     6.   Adjustments.  Each grant will provide for such adjustments in the
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maximum number of shares specified in Paragraph 3 and Paragraph 4, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of

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shares, recapitalization or other change in the capital structure of the
Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Any fractional shares resulting from the foregoing adjustments will be eliminated.

     7.   Withholding of Taxes.  To the extent that the Company is required to
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withhold federal, state or local taxes in connection with any benefit realized by a Participant under the Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Compensation Committee or the Board, as applicable, a Participant may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant on exercise of the Stock Option.

     8.   Administration of the Plan.
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          (a) The Plan will be administered by the Compensation Committee and the Board.

          (b) Each of the Compensation Committee and the Board has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Compensation Committee or the Board, as applicable, of any such provision and any determination by the Compensation Committee or the Board, as applicable, pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

          (c) Notwithstanding any provision of the Plan to the contrary, the Compensation Committee will have the exclusive authority and discretion to administer or otherwise take any action required or permitted to be taken under the provisions of Paragraph 6, 8(a), 8(b), 9(a) and 9(b) hereof with respect to Stock Options granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

     9.   Amendments, Etc.
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          (a) The Compensation Committee or the Board, as applicable, may without the consent of the Participant, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock

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     Option may be exercised, to extend the expiration date of the Stock Option, to waive any other condition or restriction applicable to such Stock Option or to the exercise of such Stock Option, to reduce the exercise price of such Stock Option, to amend the definition of a change in control of the Company (if such a definition is contained in such agreement) to expand the events that would result in a change in control of the Company and to add a change in control provision to such agreement (if such provision is not contained in such agreement) and may amend any such agreement in any other respect with the consent of the Participant.

          (b) The Plan may be amended from time to time by the Board or any duly
     authorized committee thereof.   If required by any law, or any rule or
     regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., The Nasdaq, Inc's. National Market (or any other stock exchange upon which the Common Stock is listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan (collectively the "Legal Requirements"), any such amendment will also be submitted to and approved by the requisite vote of the stockholders of the Company. If any Legal Requirement requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (e.g., by addition of alternative rules) or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Board and the Compensation Committee each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding will be subject to such amendment.

          (c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

          (d) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant's employment or other service at any time.

     10.  Condition to Effectiveness of Plan.  This Plan shall be effective upon
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the effective date of the Company's initial public offering.

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